Bicara Therapeutics Announces Appointments of Jeremy Bender and Christy Oliger to Board of Directors

BOSTON, July 28, 2026 – Bicara Therapeutics Inc. (Nasdaq: BCAX), a clinical-stage biopharmaceutical company committed to bringing transformative bifunctional therapies to patients with solid tumors, today announced the appointments of Jeremy Bender, Ph.D., MBA and Christy Oliger to its Board of Directors. Dr. Bender, who most recently served as Chief Executive Officer at Day One Biopharmaceuticals through its acquisition by Servier in 2026, brings more than 20 years of corporate strategy and operating experience in biotechnology to Bicara. Ms. Oliger brings more than 30 years of commercial and operating experience in global biopharmaceutical organizations, having most recently served as Senior Vice President of the Oncology Business Unit at Genentech.

"We are delighted to welcome Jeremy and Christy to our Board of Directors at this pivotal time for Bicara. Together, they bring deep commercial, strategic, and operational expertise that will be invaluable as we continue our evolution from a clinical-stage organization to one focused on successfully delivering ficerafusp alfa to patients,” said Claire Mazumdar, Ph.D., MBA, Chief Executive Officer of Bicara Therapeutics. “Each of these distinguished professionals has an established track record of guiding innovative biopharmaceutical companies through critical stages of growth, including pipeline development, corporate strategy, and commercialization. Their perspectives will strengthen our Board as we advance our portfolio, execute on our long-term vision, and continue building Bicara into a mature biopharmaceutical organization.”

In addition, Kiran Mazumdar-Shaw has retired from Bicara’s Board of Directors.

"As one of our founding Board members, Kiran has been instrumental in shaping Bicara from its earliest days. Her impact extends beyond the initial seed capital that helped launch the company, but also the strategic guidance and steadfast support that has enabled Bicara to advance ficerafusp alfa into the clinic and reach the important milestone of a registration-enabling clinical study,” said Mike Powell, PhD, Chairman of Board of Bicara Therapeutics. “On behalf of the Board, management team, and Bicara employees, I want to thank Kiran for her vision, leadership, and indelible contributions to Bicara.”

About Jeremy Bender, Ph.D., MBA
Dr. Bender most recently served as Chief Executive Officer, President and a member of the Board of Directors of Day One Biopharmaceuticals, Inc. from September 2020 to April 2026, where he led the company through its evolution into a commercial-stage oncology company, including the approval and launch of OJEMDA® for pediatric low-grade glioma and the company's approximately $2.5 billion acquisition by Servier in 2026.
Prior to joining Day One, Dr. Bender was Vice President of Corporate Development at Gilead Sciences, Inc., a pharmaceutical company, from March 2018 to September 2020. Prior to that, he was Chief Operating Officer of Tizona Therapeutics, Inc. from July 2015 to March 2018 and Chief Business Officer of Sutro Biopharma, a biotechnology company specializing in cancer and autoimmune therapeutics, from October 2012 to July 2015. Prior to joining Sutro Biopharma, Inc., he was Vice President of Corporate Development at Allos Therapeutics Inc., a biotechnology company focused on cancer treatments, from January 2006 to September 2012.
Dr. Bender began his career in the life sciences practice at Boston Consulting Group, a management consulting company. Dr. Bender also sits on the boards of Mereo BioPharma Group plc and Aura Biosciences, Inc. From October 2023 to June 2024, Dr. Bender also served as a director of Fusion Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Bender holds a B.S. in Biological Sciences from Stanford University, a Ph.D. in Microbiology and Immunology from the University of Colorado, and an MBA from the MIT Sloan School of Management.
About Christy Oliger
Ms. Oliger is recognized for building industry leading capabilities and teams and was the Senior Vice President, Business Unit Head for Oncology and Genentech from 2017-2020, managing a portfolio of 15 products, contributing U.S. revenue exceeding $13 billion, delivering launches in lung cancer, breast cancer, chronic lymphocytic leukemia (CLL), non-Hodgkin lymphoma (NHL), melanoma and leading an organization of more than 800 people. Prior to this role, Ms. Oliger served as Senior Vice President and Business Unit Head, Neurology, Rare Disease, Infectious disease where she was responsible for building the teams and driving successful launches in multiple sclerosis (MS) (Ocrevus®), hemophilia (Hemlibra®) and spinal muscular atrophy (SMA) (Evrysdi®), together the most significant growth drivers in the U.S. business.

Prior to these roles, she spent three years as Global Head of Portfolio and Project Management where her team was responsible for the Late-Stage Portfolio Committee comprised of a late-stage development portfolio of greater than 300 projects across multiple therapeutic areas.

Christy began her career in life sciences at Schering Plough, a pharmaceutical company. In addition to Bicara, Christy also currently sits on the boards of Vera Therapeutics, Karyopharm Therapeutics, and Replimune Inc. She previously served as a director at Nuvalent Inc. prior to acquisition by GSK, Sierra Oncology prior to acquisition by GSK, Reata Pharmaceuticals prior to acquisition by Biogen, Rayze Bio prior to acquisition by BMS, and Lava Oncology prior to acquisition by Xoma Therapeutics. She holds a B.A. in Economics from University of California, Santa Barbara.

About Bicara Therapeutics

Bicara is a clinical-stage biopharmaceutical company committed to bringing transformative bifunctional therapies to patients with solid tumors. Bicara has built a platform designed to facilitate the development of bifunctional therapies that precisely target the tumor and deliver a tumor-modulating payload to the tumor site. This approach was deployed in the development of Bicara’s lead program ficerafusp alfa, formerly BCA101, a bifunctional epidermal growth factor receptor (EGFR) directed monoclonal antibody bound to a human transforming growth factor beta (TGF-β) ligand trap. By combining these two clinically validated targets, ficerafusp alfa has the potential to exert potent anti-tumor activity by simultaneously blocking both cancer cell-intrinsic EGFR survival and proliferation, as well as the immunosuppressive TGF-β signaling within the tumor microenvironment (TME). Ficerafusp alfa directs the TGF-β inhibitor into the immediate TME through the binding of EGFR on tumor cells, which Bicara believes will lead to deep and durable responses and an increase in overall survival, while reducing the potential adverse effects previously associated with systemic TGF-β inhibition. Ficerafusp alfa is being developed in head and neck squamous cell carcinoma, where there remains a significant unmet need, as well as other solid tumor types. For more information, please visit www.bicara.com or follow us on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions, or the negative thereof, are intended to identify forward-looking statements, although not all contain identifying words. Any statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding Bicara’s strategy, business plans and focus; the clinical development of ficerafusp alfa, including planned and ongoing clinical trials; the expected therapeutic potential and clinical benefits of ficerafusp alfa, including potential efficacy, depth, durability and tolerability; Bicara’s ability to scale and prepare for potential commercialization of ficerafusp alfa; the potential for U.S. regulatory approval and launch of ficerafusp alfa; and anticipated contributions of members of Bicara’s Board of Directors. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks relating to Bicara’s research and development activities; Bicara’s ability to execute on its business plans and strategy, including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to the clinical development of ficerafusp alfa; the Company’s dependence on third parties; risks related to the Company’s financial condition and need for additional funds in order to commercialize ficerafusp alfa, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Bicara’s intellectual property protections; and risks related to the competitive landscape for ficerafusp alfa; as well as other risks described in “Risk Factors,” in Bicara’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Bicara’s subsequent filings with the U.S. Securities and Exchange Commission (SEC). In addition, any forward-looking statements represent Bicara’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Bicara explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Bicara intends to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts.

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